As filed with the Securities and Exchange Commission on October 1, 2024

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Calidi Biotherapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	86-2967193
(State or other jurisdiction of incorporation or organization	(I.R.S. Employer Identification Number)

4475 Executive Drive, Suite 200,

San Diego, California 92121

(Address of Principal Executive Office, including zip code)

CALIDI BIOTHERAPEUTICS INC. 2023 EQUITY INCENTIVE PLAN

2016 EQUITY INCENTIVE PLAN STOCK OPTION GRANT NOTICE AND STOCK OPTION AGREEMENT FOR 8 EMPLOYEES

2019 EQUITY INCENTIVE PLAN STOCK OPTION GRANT NOTICE AND STOCK OPTION AGREEMENT FOR 43 EMPLOYEES

CALIDI BIOTHERAPEUTICS INC. 2023 EMPLOYEE STOCK PURCHASE PLAN

(Full Title of the Plan)

Allan J. Camaisa

Chief Executive Officer

c/o Calidi Biotherapeutics, Inc.

4475 Executive Drive, Suite 200,

San Diego, CA 92121

(Name and Address of Agent for Service)

(858) 794-9600

(Telephone number, including area code, of agent for service)

Please send copies of all communications to:

Copies to:

Jay Yamamoto, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, NY 10036 (212) 930-9700	Wendy Pizarro Chief Administrative Officer and Chief Legal Officer 4475 Executive Drive, Suite 200, San Diego, CA 92121 (858) 794-9600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Small reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This registration statement on Form S-8 (this “Registration Statement”) is being filed by Calidi Biotherapeutics, Inc., f/k/a First Light Acquisition Group, Inc. (the “Registrant”), to register a total of 1,470,852 shares of its common stock, par value $0.001 (the “Common Stock”), which includes:

(i)	393,781 shares of Common Stock initially issuable under the Calidi Biotherapeutics, Inc. 2023 Equity Incentive Plan (the “2023 Plan”);

(ii)	292,200 shares of Common Stock issuable upon exercise of stock options granted to certain employees pursuant to the 2016 Equity Incentive Plan Stock Option Grant Notice and Stock Option Agreement; and

(iii)	391,090 shares of Common Stock issuable upon exercise of stock options granted to certain employees pursuant to the 2019 Equity Incentive Plan Stock Option Grant Notice and Stock Option Agreement.

(iv)	393,781 shares of Common Stock initially issuable under the Calidi Biotherapeutics, Inc. 2023 Employee Stock Purchase Plan (the “2023 ESPP”).

The 2023 Plan and the 2023 ESPP were originally approved by the stockholders of the Registrant’s predecessor on August 28, 2023, in connection with the transactions contemplated by the Agreement and Plan of Merger (as the same has been or may be amended, modified, supplemented or waived from time to time, the “Merger Agreement”) dated as of January 9, 2023 by and among First Light Acquisition Group, Inc., a Delaware corporation (“FLAG”), Calidi Biotherapeutics, Inc., a Nevada corporation (“Calidi”), First Light Acquisition Group, LLC, in the capacity as representative for the stockholders of FLAG and Allan Camaisa, in the capacity as representative of the stockholders of Calidi. On September 12, 2023, pursuant to the terms of the Merger Agreement, the business combination was effected through the merger of Merger Sub with and into Calidi, with Calidi surviving such merger as a wholly-owned subsidiary of FLAG (the “Merger,” and the transactions contemplated by the Merger Agreement, the “Business Combination”), and FLAG became the Registrant’s predecessor upon the consummation of the Merger Agreement.

In addition, upon completion of the Business Combination and pursuant to the Merger Agreement, all outstanding options to purchase Calidi common stock (the “Calidi Options”) under the Calidi 2016 Equity Incentive Plan, as amended from time to time, and the Calidi 2019 Equity Incentive Plan, as amended from time to time (the “Calidi Equity Plans”) were assumed by the Registrant and automatically converted into a conversion adjusted stock option for shares of the Registrant’s Common Stock. The stock options issued under the Calidi Equity Plans will continue to be in effect in accordance with their terms and the terms of the 2023 Plan until the exercise or expiration of the individual options awards. This Registration Statement is also being filed for the purpose of registering the Registrant’s Common Stock issuable upon the exercise of the Calidi Options assumed by the Registrant pursuant to the Merger Agreement.

This Registration Statement also includes a reoffer prospectus pursuant to Form S-3 (in accordance with Section C of the General Instructions to the Form S-8), which covers reoffers and resales of “restricted securities” and/or “control securities” (as such terms are defined in Section C of the General Instructions to Form S-8). This reoffer prospectus relates to offers and resales by directors and executive officers of shares of Common Stock and shares of Common Stock that are issuable upon the exercise of awards granted by the Company pursuant to the Calidi Equity Plans. This reoffer prospectus may be used by the Selling Stockholders holders for reoffers and resales on a continuous or delayed basis in the future shares of Common Stock issued pursuant to the Calidi Equity Plans.

Unless the context otherwise requires, “we,” “us,” “our,” “registrant,” or “Registrant,” and the “Company” refer to Calidi Biotherapeutics, Inc., a Delaware corporation (f/k/a First Light Acquisition Group, Inc., a Delaware corporation), and its consolidated subsidiaries following the Business Combination.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in “Item 1. Plan Information” and “Item 2. Registrant Information and Employee Plan Annual Information” of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

REOFFER PROSPECTUS

Calidi Biotherapeutics, Inc.

Up to 790,089

Shares of Common Stock

Issued or issuable under certain awards

granted under the Calidi Equity Plans

This reoffer prospectus relates to 790,089 shares of our common stock, $0.0001par value per share (the “Common Stock”) that may be reoffered or resold, from time to time, by certain stockholders identified herein in the section entitled “Selling Stockholders.” Such shares have been or may be acquired in connection with awards granted under the Calidi Biotherapeutics, Inc. (the “Company”) 2016 Equity Incentive Plan Stock Option Grant Notice and Stock Option Agreement, the Company’s 2019 Equity Incentive Plan Stock Option Grant Notice and Stock Option Agreement, as amended from time to time and the Company’s 2023 Equity Incentive Plan (collectively, the “Calidi Equity Plans”).

The Selling Stockholders, or their pledgees, donees, transferees or other successors-in-interest, may offer and sell their shares on the NYSE American LLC, or such other stock market or exchange on which our Common Stock may be listed or quoted, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale, at prices related to prevailing market prices or at prices otherwise negotiated (see “Plan of Distribution” starting on page 7 of this prospectus). We will receive no part of the proceeds from sales made under this reoffer prospectus. The Selling Stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the Selling Stockholders will be borne by us.

This reoffer prospectus has been prepared for the purposes of registering the shares under the Securities Act to allow for future sales by Selling Stockholders on a continuous or delayed basis to the public without restriction. We have not entered into any underwriting arrangements in connection with the sale of the shares covered by this reoffer prospectus.

Investing in our securities involves certain risks. See “Risk Factors” beginning on page 2 and the risk factors in our most recent Annual Report on Form 10-K, which are incorporated by reference herein, as well as in any other more recently filed annual, quarterly or current reports and, if any, in the relevant prospectus supplement. We urge you to carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, describing the terms of these securities before investing.

Our Common Stock is quoted on the NYSE American LLC under the symbol “CLDI.” The last reported sale price of our Common Stock on the NYSE American LLC on September 26, 2024, was $1.21 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this reoffer prospectus is October 1, 2024

i

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement and the documents incorporated by reference herein may contain forward looking statements that involve risks and uncertainties. All statements other than statements of historical fact contained in this prospectus and any accompanying prospectus supplement and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus and the documents incorporated by reference herein, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a highly regulated, very competitive, and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the Securities and Exchange Commission (the “Commission” or the “SEC”). This prospectus should be read in conjunction with the consolidated financial statements as of and for the years ended December 31, 2023 and December 31, 2022, and related notes thereto, incorporated by reference into this prospectus. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement. You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Forms 10-K, 10-Q and 8-K filed with the Commission after the date of this prospectus.

ii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in our Company. You should carefully read the entire prospectus, including all documents incorporated by reference herein. In particular, attention should be directed to our “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto contained herein or otherwise incorporated by reference hereto, before making an investment decision.

Unless the context otherwise requires, “we,” “us,” “our,” “registrant,” or “Registrant,” “New Calidi” and the “Company” refer to Calidi Biotherapeutics, Inc., a Delaware corporation (f/k/a First Light Acquisition Group, Inc., a Delaware corporation), and its consolidated subsidiaries following the Business Combination. Unless the context otherwise requires, references to “FLAG” refer to First Light Acquisition Group, Inc., a Delaware corporation, prior to the Business Combination. Unless the context otherwise requires, references to “Calidi” and “Calidi Biotherapeutics” means Calidi Biotherapeutics(Nevada), Inc. (formerly Calidi Biotherapeutics, Inc.), a Nevada corporation and our wholly-owned subsidiary.

Business Overview

We are a clinical-stage immuno-oncology company that is developing innovative stem cell-based and enveloped platforms for the delivery and potentiation of oncolytic virotherapies to treat cancer. Our pipeline includes off-the-shelf product candidates designed to protect oncolytic viruses from being quickly inactivated by the patient’s immune system and target tumor sites. Once approved by the FDA, this improved delivery, both localized and systemic, and increased potency will enable us to develop treatments that target various types of cancer at different stages of progression. Our goal is to create therapies that work on any tumor, regardless of its genetic profile (universal treatments). In addition to direct targeting and killing cancer cells, our oncolytic virotherapies have shown signs of changing the tumor immune environment to induce strong anti-tumor immunity that could lead to better cancer treatment and prevent tumor recurrence.

CLD-101 (NeuroNova™ Platform) for Newly Diagnosed High Grade Glioma (“HGG”) (also referred to as “NNV1” as to the indication). CLD-101 is our product candidate utilizing our NeuroNova™ Platform targeting HGG. Prior to our licensing agreement with Northwestern University, an open-label, investigator sponsored, Phase 1, dose- escalation clinical trial for NNV1 in patients with newly diagnosed high-grade gliomas was completed. This clinical trial demonstrated that single administration of CLD-101 was well tolerated in patients with newly diagnosed HGG. A Phase 1b clinical trial will commence for NNV1 in collaboration with Northwestern University during the first quarter of 2025. This trial will explore the final dosing regimen for NNV1, including the feasibility of repeated dosing in newly diagnosed HGG. Extensive biomarker analysis will be performed on tumor biopsies and blood samples to determine viral distribution, specific tumor targeting and induction of anti-tumor immunity.

CLD-101 for Recurrent HGG (also referred to as “NNV2” as to the recurrent HGG indication). A phase 1 study evaluating the safety and feasibility of administering repeated doses of CLD-101 intracerebrally to patients with recurrent high-grade gliomas began treatment in May 2023. The study is being run by our partner, City of Hope, and started enrolling cohort 4 in January 2024. Clinical data from patients with recurrent HGG treated with repeated doses of CLD-101 is planned to support the start of a trial of repeated doses in newly diagnosed HGG.

CLD-201 (SuperNova™) for Advanced Solid Tumors (triple-negative breast cancer (“TNBC”), head & neck squamous cell carcinoma (HNSCC), and advanced soft tissue sarcoma (also referred to as “SNV1”). SNV1 is our first internally developed pre-clinical product candidate utilizing our SuperNova™ Delivery Platform. Based on our pre-clinical studies, we believe SNV1 has therapeutic potential for the treatment of multiple solid tumors such as head and neck cancer, triple-negative breast cancer and melanoma. We have held a pre-IND meeting with FDA to discuss the filing of our IND application for the clinical development of CLD-201. We anticipate commencing a Phase 1 clinical trial for SNV1 during the first half of 2025.

CLD-301 (AAA) for Multiple Indications. We are also currently engaged in early discovery research involving Adult Allogeneic Adipose-derived (“AAA”) stem cells for various indications and therapies. These AAA stem cells are theoretically multipotent, differentiating along the adipocyte, chondrocyte, myocyte, neuronal, and osteoblast lineages, and may have the ability to serve in other capacities, such as providing hematopoietic support and gene transfer with potential applications for repair and regeneration of acute and chronically damaged tissues. Pre-clinical studies involving toxicity and efficacy will be needed before an IND application may be filed with the FDA.

1

Our subsidiary Nova Cell, Inc. (“Nova Cell”) was formed to be a technology service provider that develops innovative stem cell-based products using our cellular manufacturing process. Through Nova Cell we anticipate expanding potential uses from oncology to other fields that require regenerative medical applications, such as cosmetics, orthopedics, auto-immune diseases, and various other therapies.

CLD-400 (RTNova) for Lung cancer and Metastatic Solid Tumors, our pre-clinical program involving enveloped oncolytic viruses (discovery phase), builds upon our experience of using cells to protect, potentiate and deliver virotherapies. CLD-400 program is derived from research from prior pre-clinical CLD-202 program. RTNova consists of an engineered vaccinia virus enveloped by a cell membrane, that is potentially capable of targeting lung cancer and advanced metastatic disease due to its increased ability to survive in the bloodstream. Metastatic solid tumors involve cancer cells that break away from where they first formed (primary cancer) and travel through the blood or lymph system to form new tumors, known as metastatic tumors, in other parts of the body. In preclinical studies, RTNova has shown early signs of its resistance to human humoral immunity and capability to target multiple distant and diverse tumors and transform their microenvironments leading to their elimination. In addition, the program has shown potential synergistic effects with other immunotherapies, including cell therapies, to attack and eliminate disseminated solid tumors.

About This Offering

This prospectus relates to the public offering, which is not being underwritten, by the Selling Stockholders listed in this prospectus, of up to 790,089 shares of our Common Stock, of which are currently issued and outstanding. The shares offered by this prospectus may be sold by the Selling Stockholders from time to time in the open market, through negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices. We will receive none of the proceeds from the sale of the shares by the Selling Stockholders. We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the Selling Stockholders will be borne by them.

Stock Listing

Our Common Stock is listed on The NYSE American LLC under the symbol “CLDI.”

Corporate Information

Our principal executive offices are located at 4475 Executive Drive, Suite 200, San Diego, CA 92121 and our telephone number is (858) 794-9600. Our website address is www. https://www.calidibio.com.. The information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part. The information on our website is not part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described under the caption “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, which are incorporated by reference into this prospectus.

Our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected by these risks.

2

USE OF PROCEEDS

The shares which may be sold under this reoffer prospectus will be sold for the respective accounts of each of the Selling Stockholders listed herein (which includes our executive officers and directors). Accordingly, we will not realize any proceeds from the sale of the shares of our Common Stock. We will receive proceeds from the exercise of the options; however, no assurance can be given as to when or if any or all of the options will be exercised. If any options are exercised, the proceeds derived therefrom will be used for working capital and general corporate purposes. All expenses of the registration of the shares will be paid by us. See “Selling Stockholders” and “Plan of Distribution.”

SELLING STOCKHOLDERS

This reoffer prospectus relates to shares of Common Stock that are being registered for reoffer and resale by Selling Stockholders who have received or acquired, or may hereafter receive or acquire, the shares pursuant to the Plans. The Selling Stockholders may resell all, a portion, or none of the shares of Common Stock from time to time.

The following table sets forth (a) the name of each Selling Stockholder; (b) the number of shares of Common Stock beneficially owned by each Selling Stockholder as of September 30, 2024; (c) the maximum number of shares of Common Stock that each Selling Stockholder may offer for sale from time to time pursuant to this reoffer prospectus, whether or not the Selling Stockholder has any present intention to do so and whether or not such shares have previously been issued to the Selling Stockholders or may be issued in the future if at all; and (d) the number of shares of Common Stock and the percentage of the Company’s outstanding Common Stock that would be beneficially owned by each Selling Stockholder assuming the sale of all of that Selling Stockholder’s shares offered hereby. The percentage of our outstanding Common Stock to be owned by each Selling Stockholder assuming the sale of all of that Selling Stockholder’s shares offered hereby is based on 9,310,522 shares of Common Stock issued and outstanding as of September 30, 2024 shares of Common Stock (excluding 1,800,000 Non-Voting Common Stock held in escrow). All information with respect to beneficial ownership has been furnished by the Selling Stockholders.

Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Options to purchase and rights to receive shares of Common Stock that are currently exercisable or vested, or which are exercisable or vest within 60 days of the date of this prospectus are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of any other person. Shares of restricted stock, whether vested or unvested, are deemed to be outstanding and to be beneficially owned by the person holding such restricted stock for the purpose of computing the percentage ownership of such person and are treated as outstanding for the purpose of computing the percentage ownership of each other person.

Information concerning the identities of the Selling Stockholders, the number of shares that may be sold by each Selling Stockholder and information about the shares beneficially owned by the Selling Stockholders may from time to time be updated in supplements to this reoffer prospectus, which will be filed with the SEC in accordance with Rule 424(b) of the Securities Act if and when necessary. The names of persons selling shares under this reoffer prospectus and the amount of such shares are set forth below to the extent we presently have such information. However, other affiliate Selling Stockholders may elect to sell shares pursuant to this reoffer prospectus as they receive them from time to time.

The address of each Selling Stockholder is c/o Calidi Biotherapeutics, Inc., 4475 Executive Drive, Suite 200, San Diego, CA 92121

3

	Number of Shares Beneficially Owned Prior to Offering (1)		Number of Shares Being	Number of Shares Beneficially Owned After Offering (1)
Selling Stockholder	Number	Percent (%)	Offered	Number	Percent (%)
Karen Aboody (2)	18,731	*	18,731	0	*
Ashley Alamillo (3)	1,120	*	974	146	*
Allan Camaisa (4)	1,308,739	13.0%	295,159	1,013,580	10.0%
Christian Camaisa (5)	1,250	*	417	833	*
Ewa Carrier (6)	4,164	*	4,164	0	*
Evan Cassavaugh (7)	1,830	*	1,518	312	*
Michael Cava (8)	3,473	*	3,290	183	*
Maria Cervantes (9)	995	*	83	912	*
David Dieterich (10)	33,582	*	18,734	14,848	*
Dobrin Draganov (11)	21,645	*	21,645	0	*
Bernie Fox (12)	2,082	*	2,082	0	*
Tom Garcia (13)	12,489	*	12,489	0	*
Rakesh Guttikonda (14)	833	*	833	0	*
Barbara Haertl (15)	8,807	*	8,327	480	*
Carol Hall (16)	3,379	*	2,291	1,088	*
Thomas Herrmann (17)	9,160	*	8,326	834	*
Andrew Jackson (18)	30,000	*	30,000	0	*
Yunyi Kang (19)	1,063	*	556	507	*
Daniela Kleinholz (20)	1,708	*	1,541	167	*
Scott Leftwich (21)	365,235	4.0%	77,375	287,860	3.2%
Matt Lesniak (22)	20,812	*	20,812	0	*
Cathleen Lu (23)	1,596	*	1,596	0	*
Boris Minev (24)	67,262	*	24,816	42,446	*
Ivelina Minev (25)	4,753	*	70	4,683	*
Kellie Ann Moore (26)	252	*	252	0	*
Claudia Muller-Czrinik (27)	1,542	*	1,458	84	*
Paul Neuharth (28)	35,383	*	35,383	0	*
Forrest Neuharth (29)	5,768	*	5,622	146	*
George Ng (30)	67,328	*	64,518	2,810	*
Duong Nguyen (31)	7,707	*	1,573	6,134	*
Amish Patel (32)	11,884	*	6,244	5,640	*
George Peoples (33)	3,091	*	3,091	0	*
Paul Phillips (34)	3,508	*	3,330	178	*
Wendy Pizarro (35)	44,346	*	28,108	16,238	*
Rudy Rodriguez (36)	4,163	*	4,163	0	*
Antonio Santidrian (37)	40,056	*	2,776	37,280	*
James Schoneck (38)	320,715	3.5%	51,138	269,577	3.0%
Rosalva Scholes (39)	2,145	*	313	1,832	*
Trevor Smith (40)	370	*	125	245	*
Stephanie Songco (41)	1,349	*	1,042	307	*
Alan Stewart (42)	16,205	*	10,673	5,532	*
Stephen Thesing (43)	51,095	*	3,210	47,885	*
Edward Triebell (44)	2,707	*	2,082	625	*
Yuchen Wang (45)	3,584	*	2,914	670	*
Alfred Yung (46)	2,082	*	2,082	0	*
Dmitriy Zamarin (47)	4,163	*	4,163	0	*

Totals	2,554,151	25.3%	790,089	1,764,062	17.5%

*	less than 1%

(1)	The securities “beneficially owned” by a person are determined in accordance with the definition of “beneficial ownership” set forth in the rules and regulations promulgated under the Exchange Act, and accordingly, may include securities owned by and for, among others, the spouse and/or minor children of an individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or which such person has the right to acquire within 60 days of September 30, 2024 pursuant to the exercise of options, or otherwise. Beneficial ownership may be disclaimed as to certain of the securities.
(2)	Shares include 18,731 shares of Common Stock issuable upon exercise of options held by Karen Aboody under the 2019 Equity Plan.

4

(3)	Shares include (i) 146 shares of Common Stock issuable upon exercise of vested options within sixty (60) days held by Ashley Alamillo under the 2023 Equity Plan and (ii) 974 shares of Common Stock issuable upon exercise of options held by Ms. Alamillo under the 2019 Equity Plan.
(4)	Shares include (i) 76,712 shares of Common Stock held by Allan Camaisa, (ii) 14,000 shares of Common Stock issuable upon exercise of options held by Mr. Camaisa under the 2023 Equity Plan, (iii) 6,445 shares of Common Stock issuable upon exercise of options held by Mr. Camaisa under the 2019 Equity Plan, (iv) 46,972 shares of Common Stock issuable upon exercise of warrants within sixty (60) days held by Mr. Camaisa, (v) 70,760 shares of Common Stock issuable upon exercise of options held by AJC Capital, LLC (“AJC”) under the 2019 Equity Plan, (vi) 203,954 shares of Common Stock issuable upon exercise of options held by AJC” under the 2016 Equity Plan, (v) 281,513 shares of Common Stock held by AJC, and (vi) 608,383 shares of Common Stock held by Jamir Trust. Mr. Camaisa is the sole managing member and owner of AJC and the sole trustee of Jamir Trust; as such, Mr. Camaisa may be deemed to have beneficial ownership of the Common Stock held by AJC and Jamir Trust.
(5)	Shares include (i) 833 shares of Common Stock held by Christian Camaisa, (ii) 417 shares of Common Stock issuable upon exercise of options held by Mr. Camaisa under the 2019 Equity Plan.
(6)	Shares include 4,164 shares of Common Stock issuable upon exercise of options held by Ewa Carrier under the 2019 Equity Plan.
(7)	Shares include (i) 312 shares of Common Stock issuable upon exercise of vested options within sixty (60) days held by Evan Cassavaugh under the 2023 Equity Plan and (ii) 1,518 shares of Common Stock issuable upon exercise of options held by Mr. Cassavaugh under the 2019 Equity Plan.
(8)	Shares include (i) 183 shares of Common Stock issuable upon exercise of vested options within sixty (60) days held by Michael Cava under the 2023 Equity Plan and (ii) 3,290 shares of Common Stock issuable upon exercise of options held by Mr. Cava under the 2019 Equity Plan.
(9)	Shares include (i) 807 shares of Common Stock held by Maria Cervantes, (ii) 105 shares of Common Stock issuable upon exercise of vested options within sixty (60) days held by Ms. Cervantes under the 2023 Equity Plan and (iii) 83 shares of Common Stock issuable upon exercise of options held by Ms. Cervantes under the 2019 Equity Plan.
(10)	Shares include (i) 14,327 shares of Common Stock held by David Dieterich, (ii) 521 shares of Common Stock issuable upon exercise of vested options within sixty (60) days held by Mr. Dieterich under the 2023 Equity Plan, (iii) 10,409 shares of Common Stock issuable upon exercise of options held by Mr. Dieterich under the 2019 Equity Plan and (iv) 8,325 shares of Common Stock issuable upon exercise of options held by Mr. Dieterich under the 2016 Equity Plan.
(11)	Shares include (i) 833 shares of Common Stock issuable upon exercise of options held by Dobrin Draganov under the 2019 Equity Plan and (ii) 20,812 shares of Common Stock issuable upon exercise of options held by Mr. Draganov under the 2016 Equity Plan.
(12)	Shares include 2,082 shares of Common Stock issuable upon exercise of options held by Bernie Fox under the 2019 Equity Plan.
(13)	Shares include (i) 4,163 shares of Common Stock issuable upon exercise of options held by Tom Garcia under the 2019 Equity Plan and (ii) 8,326 shares of Common Stock issuable upon exercise of options held by Mr. Garcia under the 2016 Equity Plan.
(14)	Shares include 833 shares of Common Stock issuable upon exercise of options held by Rakesh Guttikonda under the 2019 Equity Plan.
(15)	Shares include (i) 480 shares of Common Stock issuable upon exercise of vested options within sixty (60) days held by Barbara Haertl under the 2023 Equity Plan and (ii) 8,327 shares of Common Stock issuable upon exercise of options held by Ms. Haertl under the 2019 Equity Plan.
(16)	Shares include (i) 733 shares of Common Stock held by Carol Hall, (ii) 355 shares of Common Stock issuable upon exercise of vested options within sixty (60) days held by Ms. Hall under the 2023 Equity Plan and (iii) 2,291 shares of Common Stock issuable upon exercise of options held by Ms. Hall under the 2019 Equity Plan.
(17)	Shares include (i) 834 shares of Common Stock issuable upon exercise of vested options within sixty (60) days held by Thomas Herrmann under the 2023 Equity Plan and (ii) 8,326 shares of Common Stock issuable upon exercise of options held by Mr. Herrmann under the 2019 Equity Plan.
(18)	Shares include 30,000 shares of Common Stock issuable upon exercise of options held by Andrew Jackson under the 2023 Equity Plan.
(19)	Shares include (i) 195 shares of Common Stock held by Yunyi Kang, (ii) 312 shares of Common Stock issuable upon exercise of vested options within sixty (60) days held by Mr. Kang under the 2023 Equity Plan and (iii) 556 shares of Common Stock issuable upon exercise of options held by Mr. Kang under the 2019 Equity Plan.
(20)	Shares include (i) 167 shares of Common Stock issuable upon exercise of vested options within sixty (60) days held by Daniela Kleinholz under the 2023 Equity Plan and (ii) 1,541 shares of Common Stock issuable upon exercise of options held by Ms. Kleinholz under the 2019 Equity Plan.

5

(21)	Shares include (i) 46,095 shares of Common Stock held by Scott Leftwich, (ii) 7,025 shares of Common Stock issuable upon exercise of options held by Mr. Leftwich under the 2023 Equity Plan, (iii) 39,543 shares of Common Stock issuable upon exercise of options held by Mr. Leftwich under the 2019 Equity Plan, (iv) 20,812 shares of Common Stock issuable upon exercise of options held by Mr. Leftwich under the 2016 Equity Plan (v) 50,000 shares of Common Stock issuable upon exercise of warrants within sixty (60) days held by Mr. Leftwich, (vi) 176,057 shares of Common Stock held by SECBL, LLC (“SECBL”), (vii) 15,708 shares of Common Stock held by WEBCL, LLC (“WEBCL”), (viii) 897 shares of Common Stock upon release of restricted stock units granted to Mr. Leftwich, which vested on December 21, 2023, (ix) 2,379 shares of Common Stock upon release of restricted stock units granted to Mr. Leftwich, which vested on March 31, 2024, and (x) 6,719 shares of Common Stock upon vesting of restricted stock units granted to Mr. Leftwich, which vested on June 30, 2024. Mr. Leftwich is the managing member of SECBL and WEBCL; as such, Mr. Leftwich may be deemed to have beneficial ownership of the common stock held by SECBL and WEBCL.
(22)	Shares include 20,812 shares of Common Stock issuable upon exercise of options held by Matt Lesniak under the 2019 Equity Plan.
(23)	Shares include 1,596 shares of Common Stock issuable upon exercise of options held by Cathleen Lu under the 2019 Equity Plan.
(24)	Shares include (i) 42,446 shares of Common Stock held by Bois Minev, (ii) 3,136 shares of Common Stock issuable upon exercise of options held by Mr. Minev under the 2023 Equity Plan, (iii) 7,111 shares of Common Stock issuable upon exercise of options held by Mr. Minev under the 2019 Equity Plan and (iv) 14,569 shares of Common Stock issuable upon exercise of options held by Mr. Minev under the 2016 Equity Plan.
(25)	Shares include (i) 4,371 shares of Common Stock held by Ivelina Minev (ii) 312 shares of Common Stock issuable upon exercise of vested options within sixty (60) days held by Ms. Minev under the 2023 Equity Plan and (iii) 70 shares of Common Stock issuable upon exercise of options held by Ms. Minev under the 2019 Equity Plan.
(26)	Shares include 252 shares of Common Stock issuable upon exercise of options held by Kellie Ann Moore under the 2019 Equity Plan.
(27)	Shares include (i) 84 shares of Common Stock issuable upon exercise of vested options within sixty (60) days held by Claudia Muller-Czrinik under the 2023 Equity Plan and (ii) 1,458 shares of Common Stock issuable upon exercise of options held by Ms. Muller-Czrinik under the 2019 Equity Plan.
(28)	Shares include (i) 22,063 shares of Common Stock issuable upon exercise of options held by Paul Neuharth under the 2019 Equity Plan and (ii) 13,320 shares of Common Stock issuable upon exercise of options held by Mr. Neuharth under the 2016 Equity Plan.
(29)	Shares include (i) 146 shares of Common Stock issuable upon exercise of vested options within sixty (60) days held by Forrest Neuharth under the 2023 Equity Plan, (ii) 3,540 shares of Common Stock issuable upon exercise of options held by Mr. Neuharth under the 2019 Equity Plan and (ii) 2,082 shares of Common Stock issuable upon exercise of options held by Mr. Neuharth under the 2016 Equity Plan.
(30)	Shares include (i) 1,855 Shares of Common Stock held by George Ng, (ii) 64,518 shares of Common Stock issuable upon exercise of options held by George Ng under the 2019 Equity Plan and (iii) 955 shares of Common Stock held by Peng Ventures, LLC, an entity in which Mr. Ng is a partner. As such, Mr. Ng may be deemed to have shared voting, investment and dispositive power with respect to the shares held by Peng Ventures, LLC. Mr. Ng disclaims beneficial ownership of these shares except to the extent of his pecuniary interest, if any, therein.
(31)	Shares include (i) 5,446 shares of Common Stock held by Duong Nguyen (ii) 688 shares of Common Stock issuable upon exercise of vested options within sixty (60) days held by Mr. Nguyen under the 2023 Equity Plan and (iii) 1,573 shares of Common Stock issuable upon exercise of options held by Mr. Nguyen under the 2019 Equity Plan.
(32)	Shares include (i) 2,931 shares of Common Stock held by Amish Patel (ii) 2,709 shares of Common Stock issuable upon exercise of vested options within sixty (60) days held by Mr. Patel under the 2023 Equity Plan and (iii) 6,244 shares of Common Stock issuable upon exercise of options held by Mr. Patel under the 2019 Equity Plan.
(33)	Shares include 3,091shares of Common Stock issuable upon exercise of options held by George Peoples under the 2023 Equity Plan.
(34)	Shares include (i) 178 shares of Common Stock issuable upon exercise of vested options within sixty (60) days held by Paul Phillips under the 2023 Equity Plan and (ii) 3,330 shares of Common Stock issuable upon exercise of options held by Mr. Phillips under the 2019 Equity Plan.
(35)	Shares include (i) 7,234 shares of Common Stock held by Wendy Pizarro, (ii) 10,000 shares of Common Stock issuable upon exercise of options held by Ms. Pizarro under the 2023 Equity Plan, (iii) 18,108 shares of Common Stock issuable upon exercise of options held by Ms. Pizarro under the 2019 Equity Plan, and (iv) 9,004 shares of Common Stock held by Gerwend, LLC, an entity in which Ms. Pizarro is a managing member. As such, Ms. Pizarro may be deemed to have shared voting, investment and dispositive power with respect to the shares held by Gerwend, LLC. Ms. Pizarro disclaims beneficial ownership of these shares except to the extent of her pecuniary interest, if any, therein.
(36)	Shares include 4,163 shares of Common Stock issuable upon exercise of options held by Rudy Rodriguez under the 2019 Equity Plan.
(37)	Shares include (i) 32,779 shares of Common Stock held by Antonio Santidrian (ii) 4,501 shares of Common Stock issuable upon exercise of vested options within sixty (60) days held by Mr. Santidrian under the 2023 Equity Plan and (iii) 2,776 shares of Common Stock issuable upon exercise of options held by Mr. Santidrian under the 2019 Equity Plan.

6

(38)	Shares include (i) 1,725 shares of Common Stock held by James Schoeneck, (ii) 7,025 shares of Common Stock issuable upon exercise of options held by Mr. Schoeneck under the 2023 Equity Plan, (iii) 32,259 shares of Common Stock issuable upon exercise of options held by Mr. Schoeneck under the 2019 Equity Plan, (iv) 167,300 shares of Common Stock issuable upon exercise of warrants within sixty (60) days held by Mr. Schoeneck, (v) 1,064 shares of Common Stock upon release of restricted stock units granted to Mr. Schoeneck, which vested on December 21, 2023, (vi) 2,821 shares of Common Stock upon release of restricted stock units granted to Mr. Schoeneck, which vested on March 31, 2024, (vii) 7,969 shares of Common Stock upon release of restricted stock units granted to Mr. Schoeneck, which vested on June 30, 2024, (viii) 4,163 shares of Common Stock held by Mr. Schoeneck and his wife and (ix) 96,389 shares of Common Stock held by the James & Cynthia Schoeneck Family Trust, of which Mr. Schoeneck is a trustee. As such, Mr. Schoeneck may be deemed to have shared voting, investment and dispositive power with respect to the shares held by the James & Cynthia Schoeneck Family Trust. Mr. Schoeneck disclaims beneficial ownership of these shares except to the extent of his pecuniary interest, if any, therein.
(39)	Shares include (i) 1,509 shares of Common Stock held by Rosalva Scholes (ii) 323 shares of Common Stock issuable upon exercise of vested options within sixty (60) days held by Ms. Scholes under the 2023 Equity Plan and (iii) 313 shares of Common Stock issuable upon exercise of options held by Ms. Scholes under the 2019 Equity Plan.
(40)	Shares include (i) 245 shares of Common Stock issuable upon exercise of vested options within sixty (60) days held by Trevor Smith under the 2023 Equity Plan and (ii) 125 shares of Common Stock issuable upon exercise of options held by Mr. Smith under the 2019 Equity Plan.
(41)	Shares include (i) 307 shares of Common Stock issuable upon exercise of vested options within sixty (60) days held by Stephanie Songco under the 2023 Equity Plan and (ii) 1,042 shares of Common Stock issuable upon exercise of options held by Ms. Songco under the 2019 Equity Plan.
(42)	Shares include (i) 5,532 shares of Common Stock held by Alan Stewart, (ii) 729 shares of Common Stock upon release of restricted stock units granted to Mr. Stewart, which vested on December 21, 2023, (iii) 2,600 shares of Common Stock upon release of restricted stock units granted to Mr. Stewart, which vested on March 31, 2024, and (iv) 7,344 shares of Common Stock upon release of restricted stock units granted to Mr. Stewart, which vested on June 30, 2024.
(43)	Shares include (i) 47,155 shares of Common Stock held by Stephen Thesing (ii) 730 shares of Common Stock issuable upon exercise of vested options within sixty (60) days held by Mr. Thesing under the 2023 Equity Plan and (iii) 3,210 shares of Common Stock issuable upon exercise of options held by Mr. Thesing under the 2019 Equity Plan.
(44)	Shares include (i) 625 shares of Common Stock held by Edward Triebell and (ii) 2,082 shares of Common Stock issuable upon exercise of options held by Mr. Triebell under the 2019 Equity Plan.
(45)	Shares include (i) 670 shares of Common Stock issuable upon exercise of vested options within sixty (60) days held by Yuchen Wang under the 2023 Equity Plan and (ii) 2,914 shares of Common Stock issuable upon exercise of options held by Mr. Wang under the 2019 Equity Plan.
(46)	Shares include 2,082 shares of Common Stock issuable upon exercise of options held by Alfred Yung under the 2019 Equity Plan.
(47)	Shares include 4,163 shares of Common Stock issuable upon exercise of options held by Dmitriy Zamarin under the 2019 Equity Plan.

PLAN OF DISTRIBUTION

The shares of Common Stock covered by this reoffer prospectus are being registered by the Company for the account of the Selling Stockholders.

The shares of Common Stock offered may be sold from time to time directly by or on behalf of each Selling Stockholder in one or more transactions on the NYSE American LLC or any other stock exchange on which the Common Stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. The Selling Stockholders may sell shares through one or more agents, brokers or dealers or directly to purchasers. Such brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Stockholders and/or purchasers of the shares or both. Such compensation as to a particular broker or dealer may be in excess of customary commissions.

The Selling Stockholders may use any one or more of the following methods when disposing of Common Stock or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the Common Stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

7

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the date the registration statement of which this reoffer prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the Selling Stockholders to sell a specified number of such Common Stock at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted by applicable law.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common stock, from time to time, under this reoffer prospectus, or under an amendment to this reoffer prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this reoffer prospectus. The Selling Stockholders also may transfer the Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this reoffer prospectus.

In connection with the sale of our Common Stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell our Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Common Stock offered by this reoffer prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this reoffer prospectus (as supplemented or amended to reflect such transaction).

In connection with their sales, a Selling Stockholder and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act.

We are bearing all costs relating to the registration of the shares of Common Stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the shares will be borne by the Selling Stockholders or other party selling such shares. Sales of the shares must be made by the Selling Stockholders in compliance with all applicable state and federal securities laws and regulations, including the Securities Act.

In addition to any shares sold hereunder, Selling Stockholders may sell shares of Common Stock in compliance with Rule 144. There is no assurance that the Selling Stockholders will sell all or a portion of the Common Stock offered hereby.

The Selling Stockholders may agree to indemnify any broker, dealer or agent that participates in transactions involving sales of the shares against certain liabilities in connection with the offering of the shares arising under the Securities Act.

We have notified the Selling Stockholders of the need to deliver a copy of this reoffer prospectus in connection with any sale of the shares.

8

LEGAL MATTERS

Certain legal matters relating to the validity of the issuance of Common Stock in this offering are being passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, New York.

EXPERTS

The consolidated financial statements incorporated by reference into this prospectus have been so included in reliance on the report of Marcum LLP, an independent registered public accounting firm, related to the consolidated financial statements as of December 31, 2023 and 2022, and each of the two years in the period ended December 31, 2023 and 2022, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating by reference certain information that we have filed with the Commission under the informational requirements of the Exchange Act, which means that we disclose important information to you by referring to another document filed separately with the Company. The information contained in the documents we are incorporating by reference is considered to be a part of this reoffer prospectus, and the information that we later file with the SEC will automatically update and supersede the information contained or incorporated by reference in this reoffer prospectus.

The following documents filed with the SEC are incorporated by reference in this reoffer prospectus:

(a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on March 15, 2024 (the “Form 10-K”);

(b) Our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2024, filed with the Commission on May 14, 2024, and for the quarterly period ended June 30, 2024, filed with the Commission on August 13, 2024;

(c) Our Current Reports on Form 8-K filed with the Commission on April 1, 2024, April 18, 2024, April 19, 2024, May 16, 2024, May 17, 2024, May 31, 2024, June 4, 2024, June 12, 2024, June 26, 2024, July 8, 2024, July 15, 2024, July 29, 2024, August 20, 2024, and September 24, 2024;

(d) Our Definitive Proxy Statement on Schedule 14A filed with the Commission on August 20, 2024; and

(e) The description of our common stock contained in the Description of Securities filed as Exhibit 4(vi) to the Registrant’s Form 10-K.

All documents filed with the Commission by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this reoffer prospectus and prior to the termination of the offering relating to this reoffer prospectus (other than such portions and exhibits of the respective filings that were furnished pursuant to Items 2.02 or 7.01 of Current Reports on Form 8-K and not deemed filed under the Exchange Act) will be deemed to be incorporated by reference into this reoffer prospectus and to be a part of this reoffer prospectus from the date of filing of those documents. Any statement incorporated or deemed to be incorporated by reference into this reoffer prospectus will be deemed to be modified, replaced or superseded for purposes of this reoffer prospectus to the extent that a statement contained in this Reoffer Prospectus or in any other subsequently filed document, that also is or is deemed to be incorporated by reference into this reoffer prospectus modifies, replaces or supersedes that statement. Any statement so modified, replaced or superseded will be deemed, except as so modified, replaced or superseded, to constitute a part of this reoffer prospectus

This reoffer prospectus refers to certain documents that are not presented herein or delivered herewith. Such documents are available to any person, including any beneficial owner of our shares, to whom this reoffer prospectus is delivered upon oral or written request, without charge. Requests for such documents should be directed to Investor Relations, 880 Third Avenue, 4475 Executive Drive, Suite 200, San Diego, CA 92121. Please note that additional information can be obtained from our website at www.calidibio.com.

9

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our website at www.calidibio.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

The Registrant hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests for documents should be directed to Calidi Biotherapeutics, Inc., Attention: Investor Relations, 4475 Executive Drive, Suite 200, San Diego, California 92121, (858) 794-9600.

10

CALIDI BIOTHERAPEUTICS, INC.

UP TO 790,089 SHARES OF COMMON STOCK

REOFFER PROSPECTUS

October 1, 2024

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The Registrant hereby incorporates by reference into this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission (the “Commission”):

(f) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on March 15, 2024 (the “Form 10-K”);

(g) Our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2024, filed with the Commission on May 14, 2024, and for the quarterly period ended June 30, 2024, filed with the Commission on August 13, 2024;

(h) Our Current Reports on Form 8-K filed with the Commission on April 1, 2024, April 18, 2024, April 19, 2024, May 16, 2024, May 17, 2024, May 31, 2024, June 4, 2024, June 12, 2024, June 26, 2024, July 8, 2024, July 15, 2024, July 29, 2024, August 20, 2024, and September 24, 2024;

(i) Our Definitive Proxy Statement on Schedule 14A filed with the Commission on August 20, 2024; and

(j) The description of our common stock contained in the Description of Securities filed as Exhibit 4(vi) to the Registrant’s Form 10-K.

All documents, reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents, reports and definitive proxy or information statement, or portions thereof, which are furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

The Registrant’s charter limits a director’s liability to the fullest extent permitted under the Delaware General Corporation Law (the “DGCL”). The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

●	for any transaction from which the director derives an improper personal benefit;

II-1

●	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	for any unlawful payment of dividends or redemption of shares; or

●	for any breach of a director’s duty of loyalty to the corporation or its stockholders.

The DGCL and the Registrant’s Bylaws provide that it will, in certain situations, indemnify its directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.

Section 145 of DGCL provides, in general, that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant’s amended and restated certificate of incorporation and amended and restated bylaws together provide for indemnification by the Registrant of its directors and officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. The Registrant’s amended and restated certificate of incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.

In addition, the Registrant has entered into, and expects to continue to enter into, indemnification agreements with each of its directors and executive officers. These agreements provide that the Registrant will indemnify each of its directors and such officers to the fullest extent permitted by law.

The Registrant maintains insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his or her capacity as such.

Certain of the Registrant’s non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of the registrant’s board of directors.

Item 7.	Exemption from Registration Claimed

Not applicable.

II-2

Item 8.	Exhibits

Exhibit Number	Description
4.1	Second Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to Form 8-K filed on September 19, 2023).
4.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to Form 8-K filed on September 19, 2023).
4.3	First Amendment to Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to Form 8-K filed on March 1, 2024)
4.4*	Calidi Biotherapeutics, Inc. 2023 Equity Incentive Plan (incorporated by reference to Annex G to the Proxy Statement/Prospectus dated August 4, 2023).
4.5*	Form of Incentive Stock Option Agreement (2023 Plan)
4.6*	Form of Non-Qualified Stock Option Agreement (2023 Plan)
4.7*	Form of Restricted Stock Unit Award Agreement
4.8*	Form of Restricted Stock Unit Award Agreement (Non-Executive Director)
4.9*	Form of 2016 Equity Incentive Plan Stock Option Grant Notice And Stock Option Agreement
4.10*	Form of 2019 Equity Incentive Plan Stock Option Grant Notice And Stock Option Agreement
4.11*	Calidi Biotherapeutics, Inc. 2023 Employee Stock Purchase Plan (incorporated by reference to Annex H to the Proxy Statement/Prospectus dated August 4, 2023).
5.1*	Opinion of Sichenzia Ross Ference Carmel LLP
23.1*	Consent of Sichenzia Ross Ference Carmel LLP (included in Exhibit 5.1).
23.2*	Consent of Marcum LLP, Independent Registered Public Accounting Firm
24.1*	Powers of Attorney (included in signature page hereto).
107*	Filing Fee Table

* Filed herewith

Item 9.	Undertakings.

A.	The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, California, on October 1, 2024.

CALIDI BIOTHERAPEUTICS, INC., a Delaware corporation

By:	/s/ Allan Camaisa
Name:	Allan Camaisa
Title:	Chief Executive Officer

II-4

POWER OF ATTORNEY AND SIGNATURE

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Allan Camaisa, Wendy Pizarro and Andrew Jackson, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, to sign any amendment (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he may do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Capacity	Date

/s/ Allan Camaisa	Chief Executive Officer, President and Director	October 1, 2024
Allan Camaisa	(Principal Executive Officer)

/s/ Andrew Jackson	Chief Financial Officer	October 1, 2024
Andrew Jackson	(Principal Financial and Accounting Officer)

/s/ George Peoples	Director	October 1, 2024
George Peoples

/s/ Alan Stewart	Director	October 1, 2024
Alan Stewart

/s/ James Schoeneck	Director	October 1, 2024
James Schoeneck

/s/ Scott Leftwich	Director	October 1, 2024
Scott Leftwich

II-5